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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 21, 2005
THE GORMAN-RUPP COMPANY
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-6747	34-0253990

(Commission File Number)	(I.R.S. Employee Identification No.)

305 Bowman Street, Mansfield, Ohio	44903

(Address of Principal Executive Offices)	(Zip Code)
(419) 755-1011
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS
     In accordance with Rule 104 of Regulation BTR, The Gorman-Rupp Company caused the preparation of a Notice specifying the relevant information in connection with a blackout period affecting the Company’s 401(k) Plan. The Notice, dated October 21, 2005, is included as Exhibit 99 and is being filed with this Current Report on Form 8-K.
     The Notice was mailed to the Company’s executive officers on or about October 21, 2005, and was available at a Board of Directors meeting on October 27, 2005. However, the Company inadvertently neglected to notify the Commission of the blackout period.
     On December 12, 2005, in conjunction with written advice to the Directors and executive officers regarding insider trades of the Company’s Common Shares (one of the investment options of the 401(k) Plan) during the blackout period, the Company provided a copy of the Notice to the Directors and executive officers. On December 13, 2005, the Company corrected its earlier omission and informed the Commission of the blackout period (which will begin on December 15, 2005) by the filing of this Current Report on Form 8-K.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit
(99)	Notice dated October 21, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY
By:	/s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

December 13, 2005
EXHIBIT INDEX

Exhibit	Page
(99) Notice dated October 21, 2005	3